As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2811 Ponce de Leon Blvd PH 1

Coral Gables, Florida 33134

(Address, including zip code, of registrant’s principal executive offices)

ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan

(Full title of the plan)

Dennis P. Byrnes

Chief Legal Officer

2811 Ponce de Leon Blvd PH 1

Coral Gables, Florida 33134

(239) 403-4660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

ACI Worldwide, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (this Registration Statement”) to register an additional 4,960,000 shares of common stock, $0.005 par value per share ( “Common Stock”), under the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”). The Plan is an amendment and restatement, effective June 1, 2023, of the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan, for which a previously filed Registration Statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No.  333-239054) filed by the Registrant on June 9, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (Commission File No. 000-25346), filed March 1, 2023;

b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 000-25346), filed May 4, 2023;

c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February  17, 2023, March  1, 2023, May  4, 2023, May  17, 2023 and May 31, 2023 (in each case, to the extent such reports are filed, not furnished);

d)

The description of the Registrant’s Class A Common Stock (reclassified as “Common Stock”) set forth under the caption “Description of Capital Stock—Common Stock” in the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-56309) filed with the Commission on June 8, 1998, as amended by the description of the Common Stock contained in Exhibit 4.04 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (Commission File No. 000-25346), filed March 1, 2023, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	2013 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-25346), filed August 17, 2017)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A (Commission File No. 000-25346), filed April 1, 2022)

4.3	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.04 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 000-25346), filed March 1, 2023)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (contained on signature page to this Registration Statement)

99.1	ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (amended and restated effective June 1, 2023) (incorporated by reference to Appendix B to the Registrant’s Proxy Statement dated April 18, 2023)

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on this 1st day of June, 2023.

ACI WORLDWIDE, INC.
(Registrant)

By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Title: Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Warsop, III, Scott Behrens, and Dennis P. Byrnes, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas W. Warsop, III Thomas W. Warsop, III	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 1, 2023

/s/ Scott Behrens Scott Behrens	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer)	June 1, 2023

/s/ Adalio T. Sanchez Adalio T. Sanchez	Chairman of the Board	June 1 2023

/s/ Janet O. Estep Janet O. Estep	Director	June 1, 2023

/s/ James C. Hale, III James C. Hale, III	Director	June 1, 2023

/s/ Mary P. Harman Mary P. Harman	Director	June 1, 2023

/s/ Charles E. Peters, Jr. Charles E. Peters, Jr.	Director	June 1, 2023

/s/ Samir M. Zabaneh Samir M. Zabaneh	Director	June 1, 2023